SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|_|       Filed by the Registrant
|X|       Filed by a Party other than the Registrant

Check the appropriate box:

|_|         Preliminary Proxy Statement
|_|         Confidential, for Use of the Commission Only
|_|         (as permitted by Rule 14a-6(e)(2))
|_|         Definitive Proxy Statement
|X|         Definitive Additional Materials
|_|         Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             Foxmoor Industries Inc.
                (Names of Registrant as Specified in Its Charter)


                         General Pacific Capital, Inc.
    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|XX|     No fee required.
|_|      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

    1)       Title of each class of securities to which transaction applies:
    2)       Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)       Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:
     2)       Form, Schedule or Registration Statement No.:
     3)       Filing Party:
     4)       Date Filed:

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PROXYGRAM SERVICES                          WESTERN UNION MAILGRAM [LOGO]
500 EIGHTH AVENUE
NEW YORK, NY 10018



James A. Sample
Churchill Communications Corp.
Sample Mailgram
A:\4101.ASC. 1920 06/10/97 10:00:58
123 Main Street
Anywhere, NY  12345-1234


On June 6, 1997, Mr. Robert F. Winkeljohn, one of the Foxmoor Industries, Ltd. nominees for the Board of Directors, advised Mr. Ross Corace that he has resigned from the Board of Directors and will not stand for election at the upcoming meeting of shareholders on June 16, 1997. The following press release was issued on June 6, 1997:

     DENVER, June 6/ - - General Pacific Capital, Inc. said today that Mr. Robert F. Winkeljohn advised them that he has resigned as a member of the Board of Directors of Foxmoor Industries, Ltd. and will not stand for election to the Board of Directors at the upcoming annual meeting of share-holders on June 16, 1997. The reason given for resignation was concern over the lack of communication between Foxmoor's management and the Board of Directors. Mr. Winkeljohn has agreed to endorse the General Pacific slate of directors.
     In addition, General Pacific has retained Mr. Winkeljohn as an advisor.

EVEN HIS OWN BOARD MEMBERS HAVE QUESTIONS WHICH ROSS CORACE WILL NOT ANSWER.

We believe that it is time for a new management which will provide Foxmoor shareholders with FULL, TRUE AND COMPLETE DISCLOSURE.

VOTE THE BLUE proxy card today FOR the nominees of General Pacific Capital, Inc. for an experienced, professional management team:

Paul H. Eagland
Michael J. Smith
John R. Lefebvre, Jr.

YOUR VOTE IS VERY IMPORTANT AND TIME IS SHORT.

PLEASE VOTE YOUR BLUE PROXY CARD TODAY

                                   Very truly yours,



                                   General Pacific Captial, Inc.
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